SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

THE GABELLI GLOBAL SMALL AND MID CAP VALUE TRUST

(Exact Name of Registrant as Specified in its Charter)

Delaware	45-4510162
(State of Incorporation or Organization)	(IRS Employer Identification Number)

One Corporate Center Rye, New York	10580
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-191099

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Shares of Beneficial Interest	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The section captioned “The Transaction” in the Registrant’s Registration Statement filed on Form N-14 (File No. 333-191099), filed on September 11, 2013 (Accession No. 0001193125-13-364152), and Amendment 1 thereto, filed on February 7, 2014 (Accession No. 0001193125-14-040949), is incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE GABELLI GLOBAL SMALL AND MID CAP VALUE TRUST

Date: May 23, 2014

By:	/s/ Agnes Mullady
Name:	Agnes Mullady
Title:	Treasurer